THE NATIONAL GRID GROUP plc
NOTES

1.   Prior period adjustment
The adoption of Financial Reporting Standard 12 "Provisions, Contingent Liabilities and Contingent Assets" (FRS 12) has resulted in a change in the method of accounting for provisions. This change in accounting policy, which has the effect of reducing operating profit of Group undertakings for the six months ended 30 September 1998 by (pound)1.0m, has been reflected in the accounts as a prior period adjustment in accordance with Financial Reporting Standard 3. As a result, shareholders' funds at 30 September 1997 and 31 March 1998 have been increased by (pound)41.9m and (pound)40.8m respectively and the comparative amounts of operating profit of Group undertakings for the six months ended 30 September 1997 and the year ended 31 March 1998 have been reduced by (pound)1.1m and (pound)2.2m respectively. A change in accounting estimates as a result of implementing FRS 12 is included in note 3.

2.   Basis of preparation
The financial information contained in this announcement has, with the exception of the change in accounting policy resulting from the adoption of FRS 12 (see note 1), been prepared on the basis of the accounting policies set out in the Annual Report and Accounts for the year ended 31 March 1998 and does not constitute statutory accounts as defined in Section 240 of the Companies Act 1985. The financial information in respect of the year ended 31 March 1998 has been derived from the statutory accounts for the year ended 31 March 1998, which have been delivered to the Registrar of Companies. The auditors' report on these statutory accounts was unqualified and did not contain a statement under Section 237(2) or (3) of the Companies Act 1985. The financial information in respect of the six months ended 30 September 1998 is unaudited but has been reviewed by the auditors and their report is set out on page 14.

3.   Segmental analysis


                                                     Six months ended                      Year ended
                                                       30 September                         31 March

                                                 1998                1997                      1998
                                               (pound)m            (pound)m                  (pound)m
a) Turnover - continuing operations
Transmission                                     588.0               589.3                    1,225.2
Interconnectors                                   29.9                32.1                       75.7
Ancillary Services                                58.4                54.7                      118.7
Other activities                                  90.6                68.8                      153.7
Sales between businesses                         (18.3)              (16.4)                     (35.6)
                                                -------             -------                   --------
                                                 748.6               728.5                    1,537.7
Sales to discontinued operations                    -                (10.4)                     (18.4)
                                                -------             -------                   --------
                                                 748.6               728.5                    1,537.7


Discontinued operations:
Energis                                             -                 69.2                      103.0
Sales to continuing operations                      -                 (7.2)                     (12.9)
                                                -------             -------                   --------
                                                    -                 62.0                       90.1
                                                -------             -------                   --------
Group turnover                                   748.6               780.1                    1,609.4
                                                =======             =======                   ========

THE NATIONAL GRID GROUP plc
NOTES

                                                              Six months ended                      Year ended
                                                                30 September                         31 March

                                                          1998                1997                      1998
                                                        (pound)m            (pound)m                  (pound)m
3.  Segmental Analysis (Cont.)

b) Operating profit - continuing operations
Transmission                                              248.8               257.1                      519.7
Interconnectors                                            11.2                13.3                       36.2
Ancillary Services                                          0.1                 0.1                        0.2
Other activities                                           25.4*                6.9                       12.3
                                                         -------             -------                   --------
                                                          285.5               277.4                      568.4
                                                         -------             -------                   --------
Discontinued operations:
Energis                                                      -                (21.1)                     (28.4)
                                                         -------             -------                   --------
Operating profit of Group undertakings                    285.5               256.3                      540.0
                                                         =======             =======                   ========



* Includes (pound)15.2m relating to a revision of accounting estimates of provisions resulting from the implementation of FRS 12.


4.  Net Interest


                                                              Six months ended                    Year ended 31
                                                                30 September                           March
                                                           1998                  1997                   1998
                                                         (pound)m              (pound)m               (pound)m
Interest payable and similar charges                       59.8                   41.9                    96.8
Interest receivable and similar income                     (4.3)                  (9.5)                  (27.1)
                                                         -------                -------                 -------
                                                           55.5                   32.4                    69.7
Joint ventures and associate                                7.9                    1.3                     6.1
                                                         -------                -------                 -------
                                                           63.4                   33.7                    75.8
                                                         =======                =======                 =======



5.   Taxation
The tax charge for the six months ended 30 September 1998 is based on the estimated effective tax rate for the year ending 31 March 1999.

6.   Dividends
The interim dividend of 5.25p (net of the associated tax credit) per ordinary share (1997: 4.83p) will be paid on 15 February 1999 to shareholders on the register on 4 December 1998.

THE NATIONAL GRID GROUP plc
NOTES

7.   Earnings per ordinary share

Basic earnings per ordinary share for the six months ended 30 September 1998 of 11.0p (1997: 9.4p) is calculated based on the profit after taxation of (pound)161.3m (1997: (pound)160.7m) and 1,466.0m shares (1997 : 1,716.8m), being the weighted average number of ordinary shares in issue during the period.

For the purposes of calculating diluted earnings per ordinary share, profit after taxation and the weighted average number of ordinary shares in issue are adjusted for the effects of all dilutive potential of ordinary shares.

8.       Summarized Group cash flow statement

                                                               Six months ended                      Year ended
                                                                 30 September                         31 March

                                                           1998                   1997                   1998
                                                                             (as restated)          (as restated)
                                                        (pound)m               (pound)m               (pound)m
a) Net cash inflow from operating activities
Operating profit of Group undertakings                    285.5                  256.3                   540.0

Depreciation charge                                        63.0                   85.8                   159.6
Profit on disposal of tangible fixed assets                (3.1)                  (2.9)                   (4.1)
Increase in stocks                                         (1.7)                  (2.9)                   (3.4)
Increase in debtors                                        (4.2)                 (25.1)                  (35.2)
(Decrease)/increase in creditors                          (60.1)                   3.0                    20.7
Decrease in provisions                                    (18.6)                 (13.6)                  (49.0)
Other                                                       1.1                   (2.7)                   (1.4)
                                                         -------                -------                 -------
                                                          (23.6)                  41.6                    87.2
                                                         -------                -------                 -------
                                                          261.9                  297.9                   627.2
                                                         =======                =======                 =======



b) Net cash inflow from operating activities and net cash outflow for capital expenditure include (pound)nil (1997 : cash outflow (pound)12.8m) and (pound)nil (1997 : (pound)54.2m) respectively relating to discontinued operations.



                                       -3-